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[UICI LOGO]                                                            EXHIBIT 5

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GLENN W. REED                                             9151 Grapevine Highway
Executive Vice President and General Counsel      North Richland Hills, TX 76180
                                                          Phone: (817) 255-5419
                                                            FAX: (817) 255-5394
                                                          Email: greed@uici.net

                                  June 24, 2003

UICI
9151 Grapevine Highway
North Richland Hills, TX  76180

                  Re: 1996 Special Stock Option Plan
                      Registration Statement on Form S-8
                      58,526 shares of common stock, $.01 par value

Ladies and Gentlemen:

            I serve as Executive Vice President and General Counsel of UICI (the "Company"), and in such capacity I have acted as counsel to the Company in connection with the proposed issuance of the common stock referred to above (the "Shares") pursuant to the above-captioned stock option plan.

            As to certain questions of fact, I have relied upon statements and certificates of certain officers of the Company and other professionals retained by the Company. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all documents submitted to me as copies. I have examined all records, instruments and documents that I have deemed necessary for the purpose of this opinion.

            Based upon the foregoing and upon my general familiarity with the properties and affairs of the Company, I am of the opinion that the Shares have been duly authorized and, when and if delivered in the manner described in the above-referenced plan, the Shares will be legally issued, fully paid and non-assessable shares of stock of the Company.

            I hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 registering the shares referenced above and to all references to me and to this opinion in the registration statement.

                                    Very truly yours,

                                    /s/ GLENN W. REED
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                                    Glenn W. Reed
                                    Executive Vice President and General Counsel

GWR:jeo